                                                                  EXHIBIT 3.01


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


     Corporate Staffing Resources, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and has been consented to in writing by the stockholders, and written notice has been given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     II. The Certificate of Incorporation is amended and restated to read in its entirety as set forth in Exhibit A hereto.

     IN WITNESS WHEREOF, Corporate Staffing Resources, Inc. has caused this Certificate to be executed by _________________, its authorized officer, on this _______ day of July, 1998.




                                         ________________________________
                                          Title:

                                                                   EXHIBIT A



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                       CORPORATE STAFFING RESOURCES, INC.


     FIRST:  The name of the corporation (hereinafter the "Corporation") is:

                 Corporate Staffing Resources, Inc.

     SECOND: The name and address, including street, number, city and county, of the registered agent of the Corporation in the State of Delaware are:

                 THE PRENTICE-HALL CORPORATION SYSTEM, INC.

                 1013 Centre Road

                 Wilmington, New Castle County, Delaware

     THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:

     1. The Corporation is authorized to issue a total of 55,000,000 shares of stock (the "Capital Stock") consisting of two classes of shares designated as "Common Stock" and "Preferred Stock," respectively. The number of shares of Common Stock authorized to be issued is 50,000,000, par value $0.01 per share and the number of shares of Preferred Stock authorized to be issued is 5,000,000, par value $0.01 per share.

     2. The shares of Preferred Stock may be issued from time to time in one or more series, as provided for herein or as provided for by the Board of Directors as permitted hereby. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the terms fixed by the Board of Directors for series provided for by the Board of Directors as permitted hereby. All shares of any one series shall be identical in all respects with all the other shares of such series, except the shares of any one series issued at different times may differ as to the dates from which dividends thereon may be cumulative.

     3. The Board of Directors is hereby authorized, by resolution or resolutions, to establish, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, additional series of Preferred Stock. Before any shares of any such additional series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the number of shares constituting such series and the distinguishing characteristics and the relative rights, preferences, privileges and immunities, if any, and any qualifications, limitations or restrictions thereof, of the shares thereof, so far as not inconsistent with the provisions of this

     Article FOURTH. Without limiting the generality of the foregoing, the Board of Directors may fix and determine:

         (a) The designation of such series and the number of shares which shall constitute such series of such shares;

         (b) The rate of dividend, if any, payable on shares of such series;

         (c) Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

         (d) Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;

         (e) The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

         (f) The sinking fund provisions, if any, for the redemption of shares of such series;

         (g) The voting rights, if any, of the shares of such series;

         (h) The terms and conditions, if any, on which shares of such series may be converted into shares of Capital Stock of the Corporation of any other class or series;

         (i) Whether the shares of such series are to be preferred over shares of Capital Stock of the Corporation of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, or otherwise; and

         (j) Any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provisions of this Article FOURTH.

     4. Except as otherwise provided in this Certificate of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him on all matters submitted to stockholders for a vote and each holder of Preferred Stock of any series that is voting stock shall be entitled to such number of votes for each share held by him as may be specified in the resolutions providing for the issuance of such series.

     5. Except as otherwise provided by law, the presence, in person or by proxy, of the holders of record of issued and outstanding shares of Capital Stock entitling the holders thereof to cast a majority of the votes entitled to be cast by the holders of issued and outstanding shares of Capital Stock entitled to vote shall constitute a quorum at all meetings of the stockholders.

     6. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation be authorized to issue.

     FIFTH:  The Corporation is to have perpetual existence.

     SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not less than five or more than eleven Directors, the exact number of Directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors, subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Class I, Class II and Class III shall each consist of an equal number of Directors to the extent practicable. Class I Directors shall be initially elected for a term expiring at the first annual meeting of stockholders of the Corporation following the date hereof, Class II Directors shall be elected for a term expiring at the second annual meeting of stockholders of the Corporation following the date hereof, and Class III Directors shall be elected for a term expiring at the third annual meeting of stockholders of the Corporation following the date hereof. At each annual meeting of stockholders following the date hereof, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain a number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of Directors and any other vacancy may only be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor.

     Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto (including the resolutions of the Board of Directors pursuant to Article FOURTH), and such Directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

     SEVENTH: The Board of Directors, as of the date of effectiveness of this Certificate of Incorporation, is as follows:

     Wayne McCreight        Class I
     David A. Paritz        Class I
     William J. Wilkinson   Class I
     Conor T. Mullett       Class II
     Theodore F. Savastano  Class II
     John Shoemaker         Class II
     Richard A. Rosenthal   Class III
     H. Ronald Stone        Class III
     William W. Wilkinson   Class III


     EIGHTH: The personal liability of the Directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     TENTH:

     1. The Board of Directors shall have the power to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board of Directors.

     2. Stockholders may not make, adopt, alter, amend, change or repeal the Bylaws of the Corporation except upon the affirmative vote of at least 75% of the votes entitled to be cast by the holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

     ELEVENTH: Special meetings of the stockholders of the Corporation, for any purpose or purposes, may only be called at any time by a majority of the entire Board of Directors or by either the Chairman or the President of the Corporation.

     TWELFTH: No stockholder action may be taken except at an annual or special meeting of stockholders of the Corporation and stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

     THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; provided, however, that no amendment, alteration, change or repeal may be made as to Articles SIXTH, SEVENTH, TENTH, ELEVENTH, TWELFTH and THIRTEENTH, except upon the affirmative vote of at least 75% of the votes entitled to be cast by the holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.